Exhibit 10.4

Restricted Stock Award No.__ ______

INTERCEPT PHARMACEUTICALS, INC.

Restricted Stock Award Grant Notice for Employees and Consultants

Restricted Stock Award Grant under the Company’s

2012 Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Grant of
Restricted Stock Award:

3.	Number of Shares underlying
Restricted Stock Award:

4.	Vesting of Award: This Restricted Stock Award shall vest as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

Number of Shares of Restricted Stock	Vesting Date
[__]% of the Number of Shares	_________, 20__1/
[__]% of the Number of Shares	[_________]

See Section 2(d) for vesting in the event of a Change of Control (as defined herein).

The Company and the Participant acknowledge receipt of this Restricted Stock Award Grant Notice and agree to the terms of the Restricted Stock Agreement attached hereto and incorporated by reference herein, the Company’s 2012 Equity Incentive Plan and the terms of this Restricted Stock Award as set forth above.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

Participant

____________________

1/	This date will be [________] from the issuance date.

INTERCEPT PHARMACEUTICALS, INC.

RESTRICTED STOCK AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Restricted Stock Award Grant Notice between Intercept Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Stock Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the Intercept Pharmaceuticals, Inc. 2012 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant an award of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which shares are subject to vesting and transferability restrictions and forfeiture provisions (“Restricted Stock”) in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant the number of shares of Restricted Stock set forth in the Restricted Stock Award Grant Notice (the “Award”), on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting of Award.

(a) Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Stock Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Restricted Stock Award Grant Notice, the transferability restrictions and forfeiture provisions applicable to such number of shares of Restricted Stock set forth opposite such vesting date shall terminate and the shares of Common Stock shall be free from such restrictions and provisions, provided that, on such vesting date, the Participant is a director, Employee or Consultant of the Company or an Affiliate.

(b) Except as otherwise set forth in this Agreement, if the Participant ceases to be, for any reason, a director, Employee or Consultant of the Company or an Affiliate (the “Termination”) prior to a vesting date set forth in the Restricted Stock Award Grant Notice, then as of the date on which such relationship is terminated with the Participant, all unvested shares of Restricted Stock shall immediately be forfeited to the Company in exchange for no consideration and this Agreement shall terminate and be of no further force or effect. For the avoidance of doubt and notwithstanding Sections 20 and 21 of the Plan, in the event that the Participant’s Termination occurs on account of his death or Disability prior to a vesting date set forth in the Restricted Stock Award Grant Notice, then as of the date on which such death or Disability occurs, all unvested Restricted Stock shall immediately be forfeited to the Company in exchange for no consideration and this Agreement shall terminate and be of no further force or effect.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant’s employment or service, as the case may be, for Cause, all of the unvested shares of Restricted Stock then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that his or her employment or service has been terminated for Cause or that he or she engaged in conduct which would constitute Cause and this Agreement shall terminate and be of no further force or effect.

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(d) Change of Control. Notwithstanding the foregoing, except to the extent specifically provided to the contrary in any employment agreement between the Participant and the Company or an Affiliate, (i) if there is a Change of Control (as defined below) and, within 12 months of such Change of Control, the Participant’s service with the Company, the acquiring or succeeding corporation or any Affiliate of any of the foregoing is terminated by such entity for any reason other than for Cause, then, upon such termination, all of the shares of Restricted Stock subject to this Award that are then unvested shall be deemed vested as of such termination and the transferability restrictions and forfeiture provisions applicable to all such unvested shares of Restricted Stock shall terminate and the shares of Common Stock shall be free from such restrictions and provisions and (ii) if there is a Corporate Transaction (as defined in Section 24(b) of the Plan) that is a Change of Control in which the acquiring entity does not assume this Award, then, immediately prior to the Change of Control, all of the shares of Restricted Stock subject to this Award that are then unvested shall be deemed vested as of immediately prior to such Change of Control and the transferability restrictions and forfeiture provisions applicable to all such unvested shares of Restricted Stock shall terminate and the shares of Common Stock shall be free from such restrictions and provisions.

Change of Control means the occurrence of any of the following events:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)	Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii)	Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of grant of this award, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(iv)	“Change of Control” shall be interpreted, if applicable, in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences under Section 409A.

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3. Prohibitions on Transfer and Sale. This Award (including any additional shares of Restricted Stock received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided that any Restricted Stock permitted to be so transferred shall remain subject to this Agreement (including without limitation the vesting and transfer restrictions and forfeiture provisions), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all terms and conditions of this Award. This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4. Adjustments. The Plan contains provisions covering the treatment of shares of Restricted Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, a Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to resell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6. Rights as a Stockholder. The Participant shall be treated as the holder of the shares of Restricted Stock for purposes of exercising voting rights with respect to the shares, however, the Participant shall not be entitled to receive any dividends with respect to the shares unless and until the shares of Restricted Stock vest in accordance with the terms of this Agreement.

7. Incorporation of the Plan. The Participant specifically understands and agrees that the shares of Restricted Stock are being issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the issuance or vesting of the shares of Restricted Stock pursuant to this Award shall be the Participant’s responsibility. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, the Participant shall execute the instructions set forth in Exhibit A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

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9. Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, director or Consultant of the Company or of an Affiliate.

(b) The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of any employment or service. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f) The Participant (i) authorizes the Company and its Affiliates or, if the Participant is not employed by the Company or an Affiliate, his or her employer, to furnish the Company and its Affiliates (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and the administration of the Plan, (ii) waives any data privacy rights he or she may have with respect to such information or the sharing of such information, and (iii) authorizes the Company and its Affiliates to store and transmit such information in electronic form.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Intercept Pharmaceuticals, Inc.

450 W. 15th Street, Suite 505

New York, NY 10011

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Restricted Stock Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Assignment and Successors.

(a) This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

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(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the state of New York and agree that such litigation shall be conducted in the state courts of New York or the federal courts of the United States for the Southern District of New York.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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Exhibit A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Stock on such date shall be paid through an automatic sale of shares as follows:

(a) Upon any vesting of Restricted Stock pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the shares of Restricted Stock no longer subject to the transferability restrictions and forfeiture provisions under Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the transfer restrictions and forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b) The Participant hereby appoints the Vice President—Legal Affairs and Secretary of the Company his attorney in fact to sell the Participant’s shares in accordance with this Exhibit A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Exhibit A.

(c) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement, including this Exhibit A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

Participant Name:

Date:

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